EXHIBIT 23.1

REPORT ON SCHEDULE
AND
CONSENT OF KPMG LLP

The Board of Directors and Stockholders
Advanced Fibre Communications, Inc.:

The audits referred to in our report dated February 23, 2004, included the related financial statement schedule as of December 31, 2003 and for each of the years in the three-year period ended December 31, 2003, included in the Annual Report on Form 10-K of Advanced Fibre Communications, Inc. This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to incorporation by reference in the registration statements (Nos. 333-44645, 333-15651 and 333-39888) on Form S-8 of Advanced Fibre Communications, Inc. of our reports dated February 23, 2004, relating to the consolidated balance sheets of Advanced Fibre Communications, Inc. as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related schedule, which reports are incorporated by reference in the December 31, 2003 Annual Report on Form 10-K of Advanced Fibre Communications, Inc.

As discussed in Note 1 to the consolidated financial statements, in 2001 the Company changed its method of accounting for derivative financial instruments upon implementation of Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities. In 2001, the Company also adopted SFAS No. 141, Business Combinations, and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets, as required, for the goodwill and intangible assets resulting from business combinations consummated after June 30, 2001. In 2002, the Company fully adopted the provisions of SFAS No. 142, as required, for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

KPMG LLP

San Francisco, California
March 8, 2004

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